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                                                                    EXHIBIT 10.2

                       SETTLEMENT AND SECURITY AGREEMENT

         WHEREAS Irving A. Berstein ("Berstein"), Jonathan L. Berstein and Robert L. Berstein (collectively, the "Bersteins") are shareholders of Biodelivery Sciences, Inc. ("BDS");

         WHEREAS, at various times, Berstein and/or Berstein Technology Corporation ("BTC") entered into agreements with BDS, including, but not limited to, a Consulting Agreement dated as of July 1, 1995, a Consulting Agreement dated as of January 1996, and a Deferred Compensation Agreement (collectively, together with any other agreements or relationships with BDS and/or BDSI, the "Berstein Agreements");

         WHEREAS the Bersteins and BTC commenced an action against BDS and certain of its officers and directors in the United States District Court for the District of New Jersey (the "Court") entitled Berstein, et al. v. Mannino, et al., Civil Action No. 99-5786 (the "Action");

         WHEREAS, BDS asserted various counterclaims in the Action against Berstein and BTC (the "Counterclaims");

         WHEREAS, without admitting the validity of any claims, Counterclaims or defenses in the Action, the parties are desirous of settling the litigation between and among them, which would be expensive, burdensome and distracting, and to put to rest all disputes between them; and

         WHEREAS the Bersteins are desirous of selling their shares in BDS to Biodelivery Sciences International Inc. ("BDSI") (formerly MAS Acquisition XXIII Corp., an Indiana corporation) and BDSI is desirous of purchasing those shares;

         NOW, in consideration of the promises and payments contained herein, the parties agree as follows:


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         1.       BDS.and BDSI agree to pay the Bersteins and BTC the aggregate sum of $275,000, payable as follows:

                  (a) Upon the execution of this agreement by the last party to sign (the "Execution Date"), BDS will pay to Cureton Caplan Hunt Scaramella & Clark, P.C., as attorneys for the Bersteins and BTC, the sum of $150,000; and

                  (b) BDS and BDSI will pay the aggregate sum of $125,000, together with interest at the rate of 9% per annum, in 12 monthly installments payable to the Bersteins in accordance with the terms of the promissory note (the "BDS Note") annexed hereto as Exhibit B. The monthly installment payments shall be made by wire transfer in accordance with written instructions provided by Cureton Caplan Hunt Scaramella & Clark, P.C. Any changes in those instructions thereafter shall be in writing, signed by all of the Bersteins, and must be received by BDS and BDSI not less than three business days before the next payment is due. Payments will be accelerated in accordance with the terms and conditions provided in the BDS Note.

         2. Upon payment of the amount in paragraphs 1 (a) and 4(a), the parties will instruct their attorneys to enter into and file a stipulation for the dismissal of the claims and Counterclaims in the Action with prejudice and without costs to any party, in the form annexed hereto as Exhibit A (the "Stipulation of Dismissal").

         3. The Bersteins represent that they are the sole owners of an aggregate of 175,000 shares of BDS (together with any and all other interests, claims or entitlements to securities of BDS, collectively, the "Berstein Shares"); that they have not sold, transferred, pledged or granted any interest in the Berstein Shares to any other person; that they own, and will transfer pursuant to this agreement the Berstein Shares


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free of any adverse claim; and that they have no other interest in any securities of BDS or BDSI.

         4. The Bersteins agree to sell, and BDSI agrees to purchase, the Berstein Shares for the aggregate sum of $500,000, payable as follows:

                  (a) upon the execution of this Agreement, BDS and BDSI will pay to Cureton Caplan Hunt Scaramella & Clark P.C., as attorneys for the Bersteins, the sum of $200,000, at which time the Bersteins shall sell, convey and deliver all right, title and interest in and to the Berstein Shares to BDSI; and

                  (b) BDS and BDSI will pay the aggregate sum of $300,000, together with interest at the rate of 9% per annum, in 36 monthly installments payable to the Bersteins in accordance with the terms of the promissory note (the "Shares Note") annexed hereto as Exhibit C. The monthly installment payments shall be made by wire transfer in accordance with written instructions provided by Cureton Caplan Hunt Scaramella & Clark, P.C. Any changes in those instructions thereafter shall be in writing, signed by all of the Bersteins, and must be received by BDS not less than three business days before the next payment is due. Payments will be accelerated in accordance with the terms and conditions provided for in the Shares Note.

         5. For so long as any portion of the BDS Note or the Shares Note or any portion due under this Settlement Agreement remains outstanding, BDS grants to the Bersteins a first lien and security interest in all of the tangible and intangible assets of BDS that are now currently held ("the BDS Assets") including, but not limited to, (a) its license agreements with the University of Medicine and Dentistry of New Jersey ("UMDNJ") (including the License Agreement between UMDNJ and Albany Medical


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College, and BDS, dated September 26, 1995), and (b) all equipment currently owned by BDS, which are identified in the annexed Exhibit D, together with all proceeds thereof, if any. BDS represents and warrants that it has title to the BDS Assets; that there is currently no lien or security interest senior to the security interest being granted to the Bersteins in the BDS Assets; and that it has full authority and all necessary consents to grant such security interest to the Bersteins. Copies of the UCC-1s which the Bersteins are authorized to file are annexed as Exhibit E. A copy of the notice which the Bersteins are authorized to file with the United States Patent and Trademark Office (the "Patent Office Notice") is annexed as Exhibit F. BDS and BDSI agree to grant any further consents and execute any documents necessary to enable the Bersteins to perfect such liens or security interests in the BDS Assets.

         6. The parties agree that this Agreement is subject to the condition that the Bersteins enter into a Memorandum of Understanding with UMDNJ and Albany Medical College acceptable to the Bersteins, BDS and BDSI, substantially in the form annexed hereto as Exhibit G, concerning an option to develop certain of BDS's intellectual property. Provided that the Bersteins comply with the terms of this Agreement, BDS, BDSI and the individual signatories to this Agreement (other than the Bersteins) agree not to challenge or otherwise interfere with any of the rights granted by the Memorandum of Understanding.

         7. Simultaneously with the execution of this Settlement Agreement, counsel for BDS and BDSI shall deliver to counsel for the Bersteins an executed copy of the Consent Judgment in the form annexed hereto as Exhibit
H. Counsel for the Bersteins shall hold such Consent Judgment in escrow and may file the same with the


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Court only as provided and permitted pursuant to paragraph 9 of this Settlement
Agreement. Upon the satisfaction of the BDS Note and the Shares Note, (i) counsel for the Bersteins shall return to counsel for BDS and BDSI the executed Consent Judgment and (ii) the Bersteins shall provide BDS and BDSI with evidence, satisfactory to BDS's and BDSI's counsel, that they have withdrawn or revoked the Patent Office Notice.

         8. The Court shall retain jurisdiction to enforce and interpret the terms of this Settlement Agreement and, for that purpose, BDSI consents to the jurisdiction of the Court.

         9. (a) Payment of the BDS Note and the Shares Note shall be due and payable on the first of each month, commencing May 1, 2001. If payment has not been received by the fifth of any month during the term of either the BDS Note or the Shares Note, then (i) BDS and/or BDSI shall also pay an amount equal to 5% of the overdue payment as a "Late Payment Charge"; and (ii) the Bersteins may send notice of such non-payment to BDS and/or BDSI (the date upon which such notice is actually sent shall be the "Notice Date"). BDS and BDSI shall have ten days from the Notice Date (provided that the tenth day is not a Saturday, Sunday or bank holiday, in which case, BDS and BDSI shall have until the next business day thereafter) to make payment of that monthly installment, together with any Late Payment Charge (the "Cure Period"). Following the expiration of the Cure Period, the BDS Note and/or the Shares Note, as the case may be, shall accelerate and be due and payable in full. In the event of three successive late payments, the right to cure shall thereafter no longer be available to BDS and BDSI.


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                  (b)      If the BDS Note and/or the Shares Note, as the case
may be, is not paid in full by the twentieth day following the expiration of the Cure Period (Provided that the twentieth day is not a Saturday, Sunday or bank holiday, in which case, BDS and BDSI shall have until the next business day thereafter), the Bersteins may file with the Court the executed Consent Judgment (completed to reflect accurately the then existing amounts due from BDS and/or BDSL respectively), together with an affidavit, executed under oath, by any one of the Bersteins (the "Affidavit") attesting to (i) the giving of timely and appropriate notice by the Bersteins as required in paragraphs 9 and 14 of this Agreement, (ii) the failure of BDS and/or BDSI to make payment on a timely basis in accordance with paragraph 9 of this Agreement; (iii) the failure of BDS and/or BDSI to make timely cure in accordance with paragraph 9 of this Agreement; (iv) compliance by the Bersteins with this Settlement Agreement; and
(v) an accurate statement of the amount then due and payable. The Bersteins shall provide BDS and BDSI with written notice of the filing of the Consent Judgment and a copy of the supporting affidavit at the time that it is filed, whereupon, unless the Court shall direct otherwise, the Bersteins shall have all the rights, and be subject to all of the responsibilities of a judgment creditor under the Uniform Commercial Code. Except with the consent of the Bersteins, which they may withhold in their sole discretion, neither BDS, BDSI, the defendants in the Action nor their parents, subsidiaries, affiliates, successors or assigns may bid for the BDS Assets at a sale which has been ordered by the Court or by any bankruptcy court in which BDS or BDSI is the debtor.

                  (c) BDS and BDSI shall have the unqualified and irrevocable right to redeem the BDS Assets upon the payment in full of the amount then due and


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payable on the BDS Note and/or the Share Note, together with interest, Late
Payment Charges, and reasonable costs of collection, including, but not limited to, the Bersteins' reasonable attorneys' fees and litigation expenses, which right of redemption shall expire upon the day following the filing of the Affidavit and Consent Judgment, unless extended by order of the Court.

         10. BDS and BDSI, respectively, represents and warrants that they are not insolvent, as that term is defined in 11 U.S.C. ss. 101 (32), and that neither intends to file a petition under the Bankruptcy Code within 120 days of the date of this Agreement. Simultaneously with the execution of this Settlement Agreement, Raphael Mannino, Susan Gould Fogerite, Leila Zarif, Donald L. Ferguson and Francis E. O'Donnell will deliver to the Bersteins the Undertaking and Guaranty annexed hereto as Exhibit 1.

         11. BDS and BDSI agree that if they merge or transfer between them substantially all of their respective assets, then they shall give the Bersteins notice of the consummation of such transaction within ten days of such consummation.

         12. This Agreement supersedes any and all other agreements and relationships between the Bersteins or BTC, and BDS or BDSI, including, but not necessarily limited to, the Berstein Agreements, which are hereafter null and void, and the Bersteins shall have no right, title, claim, entitlement, receivable or interest of any nature against BDS or BDSI or their assets or securities except pursuant to this Settlement Agreement, the BDS Note and the Shares Note.

         13. Except for the representations, promises and obligations contained herein and in such other documents executed hereunder, the Bersteins and BTC hereby release and discharge BDS and BDSI and each of their respective present and former


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parents, subsidiaries, affiliates, members, predecessors, successors and assigns, shareholders, directors, officers, employees, representatives and agents, as applicable (including, but not limited to, Raphael Mannino, Susan Gould Fogerite, Leila Zarif, Edmund Tramont, Timothy Surginor, Frank O'Donnell, Sam Duffey and Don Ferguson), (collectively, the "BDS RELEASEES"), from all actions, causes of action, contracts, damages, judgments, executions, and claims of any kind whatsoever, in law or equity, which the Bersteins and BTC and their respective present and former parents, subsidiaries, affiliates, predecessors, heirs, executors, administrators, successors and assigns, as applicable, ever had, now have or hereafter can, shall or may have against the BDS RELEASEES, from the beginning of the world up until the date of this release, for, upon or by reason of any matter, cause or thing whatsoever.

         14. Except for the representations promises and obligations contained herein and in such other documents executed hereunder, BDS and BDSL Raphael Mannino, Susan Gould Fogerite, Leila Zarif, Edmund Tramont, Timothy Surginor, Frank O'Donnell, Sam Duffey and Don Ferguson (collectively, the "BDS RELEASORS") hereby release and discharge the Bersteins and BTC, and each of their respective present and former parents, subsidiaries, affiliates, members, predecessors, successors and assigns, shareholders, directors, officers, employees, representatives and agents, as applicable (collectively, the "Berstein RELEASEES"), from all actions, causes of action, contracts, damages, judgments, executions, and claims of any kind whatsoever, in law or equity, which the BDS RELEASORS and their respective present and former parents, subsidiaries, affiliates, predecessors, heirs, executors, administrators, successors and assigns, as applicable, ever had, now have or hereafter can, shall or may have against the


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Berstein RELEASEES, from the beginning of the world up until the date of this release, for, upon or by reason of any matter, cause or thing whatsoever.

         15. Any notice to BDS or BDSI under this Settlement Agreement or the related BDS Note or Share Note shall be sent by certified mail, return receipt requested, to:

                  Biodelivery Sciences, Inc.
                  Biodelivery Sciences International
                  UMDNJ New Jersey Medical School
                  185 So. Orange Avenue - Building 4
                  Newark, New Jersey 07103


with a copy faxed or hand delivered to:


                  Bruce H. Schneider, Esq.
                  Melvin Epstein, Esq.
                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York 10038
                  Phone: (212) 806-5400
                  Fax: (212) 806-6006
                  -and-

                  Don Ferguson
                  11710 Old Ballas Road - Suite 110
                  St. Louis, Missouri 63141
                  Phone: (314) 569-3539
                  Fax: (314) 569-3867

Any notice to the Bersteins under this Settlement Agreement or the related BDS Note or Share Note shall be sent by certified mail, return receipt requested, to:

                  Irving Berstein
                  Berstein Technology Corp.
                  42 Buckman Drive
                  Lexington, Massachusetts 02421

with a copy faxed or hand delivered to:


                  Carlo Scaramella, Esq.
                  Cureton Caplan Hunt Scaramella & Clark, P C
                  950B Chester Avenue
                  Delran, NJ 08075
                  Phone: (856) 824-1001
                  Fax: (856)-824-1008


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and a copy sent by overnight delivery to:

                  Robert L. Berstein
                  28 W. 76th Street
                  New York, New York 10023

         16. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, superseding all prior understandings, whether oral or in writing. This Agreement may be modified only in a writing signed by the parties whose obligations hereunder will be affected by the modifications.

         17. This Agreement shall be construed in accordance with the laws of the State of New Jersey, without giving effect to that state's choice of law rules.

         18. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.



Dated: March___, 2001       ------------------------------
                            IRVING A. BERSTEIN


Dated: March___, 2001       ------------------------------
                            JONATHAN L. BERSTEIN


Dated: April 25, 2001       ------------------------------
                            ROBERT L. BERSTEIN



Dated: March_, 2001         BERSTEIN TECHNOLOGY CORPORATION


By:
   ------------------------------

Title:
      ---------------------------



Dated: March__,2001           ----------------------------
                              RAPHAEL MANNINO


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Dated: March 2001           -----------------------------
                            SUSAN GOULD FOGERITE

Dated: March 2001           -----------------------------
                            LEELA ZARIF


Dated: March_, 2001         -----------------------------
                            EDMUND TRAMONT


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Dated: March __, 2001      BIODELIVERY SCIENCES, INC


By: ______________________


Title: ___________________



Dated: March __, 2001      BIODELIVERY SCIENCES INTERNATIONAL, INC.


By: ______________________


Title: ___________________



Dated: March __, 2001
                           ----------------------------------
                           TIMOTHY SURGINOR

Dated: March __, 2001
                           ----------------------------------
                           FRANK O'DONNELL


Dated: March __, 2001      /s/ Sam Duffey
                           ----------------------------------
                           SAM DUFFEY

Dated: March __, 2001
                           ----------------------------------
                           DON FERGUSON



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